Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES

CHIEF FINANCIAL OFFICER TRANSITION

CHARLOTTE, N.C. – September 11, 2020 (Globe Newswire) — Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. (together, the “Company”) (NASDAQ:STAY), the largest mid-priced extended stay hotel brand, today announced that David Clarkson has been appointed Chief Financial Officer, effective September 11, 2020. Mr. Clarkson will succeed Brian Nicholson, who has resigned from the Chief Financial Officer role effective immediately to pursue other interests. Mr. Nicholson will continue with STAY in a consulting role until February 26, 2021 to assist with the transition. Mr. Nicholson’s resignation is not related to any issues involving the Company’s operations, financial statements, internal controls, policies or practices.

Mr. Clarkson brings more than 25 years of corporate finance experience to the Company. Mr. Clarkson, (49) has served as Vice President of Financial Planning & Analysis and Treasurer of the Company since September 2015 and Treasurer since May 2013. Mr. Clarkson served as Interim Chief Financial Officer of the Company from January 2018 until May 2018. Mr. Clarkson served as Director of Corporate Finance from May 2011 until May 2013. Prior to joining the Company in 2011, Mr. Clarkson was Vice President of Finance and Development for The Clarkson Group, a real estate company focused primarily on limited service hotel development. Between 1996 and 2004, Mr. Clarkson held various positions in finance and revenue management for the Company’s predecessor, Extended Stay America, Inc. Mr. Clarkson is a graduate of Dartmouth College, holds an MBA from the University of Miami, and is a CFA charterholder.

“I want to thank Brian for his contribution to Extended Stay America. He has built a strong finance leadership team, and we are fortunate to have a very deep bench to draw on to ensure a smooth transition,” said Bruce Haase, President and Chief Executive Officer. “Few if any persons have the depth of institutional knowledge about Extended Stay America that David Clarkson has amassed over his seventeen years of service with the Company, and I believe no one is more qualified to take over as its Chief Financial Officer. With David’s appointment, we have an executive team with exceptionally talented individuals with deep understanding of our extended stay business, dedication to improving the business, building the Extended Stay America brand, and growing shareholder value.”

Mr. Clarkson said, “I’d like to thank Bruce and the Boards of Directors for appointing me to succeed Brian as Chief Financial Officer. We will continue to successfully navigate the company through the pandemic, ensure that we emerge on solid financial footing, and position the company for growth in the recovery.”

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding our business performance, financial results, liquidity and capital resources, capital expenditures, distribution policy, plans, goals, beliefs, business trends and future events, as well as the impact of the COVID-19 pandemic, its effects on the foregoing, government actions taken in response to the pandemic and actions that we have or plan to take in response to the pandemic and other non-historical statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020 and other documents of the Company on file with or furnished to the SEC, including the Company’s combined quarterly report on Form 10-Q filed on August 10, 2020. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America® is the leading brand in the mid-priced extended stay segment in the U.S. with 638 hotels. ESH Hospitality, Inc. (“ESH”), a subsidiary of Extended Stay America, Inc. (“ESA”), is the largest lodging REIT in North America by unit and room count, with 562 hotels and over 62,000 rooms in the U.S. ESA also manages or franchises an additional 76 Extended Stay America® hotels. Visit www.esa.com for more information.

Contacts

Investors and Media:

Rob Ballew

(980) 345-1546

investorrelations@esa.com

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